UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT:  January 6, 2005

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its charter)

OHIO	31-0455440
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

600 ALBANY STREET, DAYTON OHIO	45408
(Address of principal executive offices)	(Zip Code)

(937) 443-1000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 7.01 REGULATION FD DISCLOSURE

On January 6, 2005 the Company issued a press release announcing the completion of the sale of its equipment services business to Pitney Bowes.  A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated January 6, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT

THE STANDARD REGISTER COMPANY

Date:  January 6, 2005

/s/ Kathryn A. Lamme

By:  Kathryn A. Lamme

Vice President, General Counsel &

Secretary

EXHIBIT 99.1

Standard Register

600 Albany St.  ·  Dayton, OH   45408

NEWS RELEASE

937.221.1000  ·  937.221.1486 (fax)

www.standardregister.com

Standard Register Completes Sale of Equipment Services Business to Pitney Bowes

DAYTON, Ohio (January 6, 2005) – Effective Dec. 31, 2004, Standard Register (NYSE:SR) completed the sale of its equipment services business to Pitney Bowes (NYSE:PBI) for approximately $17 million cash.  The transaction involved the sale of selected assets and the transfer of selected accrued liabilities of Standard Register’s equipment services business to Pitney Bowes.  Standard Register retained and will collect an estimated $3 million in equipment service business accounts receivable.

     Under the terms of the sale, all of Standard Register’s approximately 200 equipment service associates were offered jobs by Pitney Bowes.

     The business generated annual revenue of approximately $23 million for Standard Register from the servicing of an installed base of printers and other document handling devices for 7,000 customers.  The sale to Pitney Bowes will generate a fourth-quarter gain for Standard Register.

About Pitney Bowes

     Pitney Bowes is the world's leading provider of integrated mail and document management systems, services and solutions. The $4.6 billion company helps organizations of all sizes efficiently and effectively manage their mission-critical mail and document flow in physical, digital and hybrid formats. Its solutions range from addressing software and metering systems to print stream management, electronic bill presentment and presort mail services. The company's 80-plus years of technological leadership has produced many major innovations in the mailing industry and more than 3,500 active patents with applications in a variety of markets, including printing, shipping, encryption, and financial services. With approximately 33,000 employees worldwide, Pitney Bowes serves more than 2 million businesses through direct and dealer operations.  More Information about Pitney Bowes can be found at www.pb.com.

About Standard Register

     Standard Register (NYSE: SR) is a leading information solutions company, with more than 90 years of innovation in improving the way business gets done in healthcare, financial services, manufacturing and other industries.  The company helps organizations increase efficiency, reduce costs, enhance security and grow revenue by effectively capturing, managing and using information.  Its offerings range from document and label solutions to e-business solutions to consulting and managed services.  More information is available at www.standardregister.com.

Safe Harbor Statement

     This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2004 and beyond could differ materially from the Company’s current expectations.

     Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.  Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 28, 2003.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

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For more information contact:

Standard Register

Pitney Bowes

Julie McEwan

Sheryl Battles

Public Relations

Public Relations

937-221-1825

203-351-6808

julie.mcewan@standardregister.com

sheryl.battles@pb.com

Robert J. Cestelli

Charles F. McBride

Investor Relations

Investor Relations

937-221-1304

203-351-6349

robert.cestelli@standardregister.com

charles.mcbride@pb.com